                                                                    EXHIBIT 21



LIST OF SUBSIDIARIES                       STATE OF INCORPORATION


GOLD MOUNTAIN DEVELOPMENT                      COLORADO

COLORADO GOLD LTD.                             NEVADA

SUNRISE LAND & MINERAL                         NEVADA
